SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

CAPITAL TRUST, INC.

(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 655-0220

     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 14, 2007, Capital Trust, Inc. (the “Company”) and its wholly-owned subsidiaries, CT RE CDO 2004-1 Sub, LLC and CT RE CDO 2005-1 Sub, LLC (the “Subsidiaries”) executed Amendment No. 5 (the “Amendment”) to the Master Repurchase Agreement (the “Original Agreement”), dated as of July 29, 2005, as amended by Amendment No. 1 to Master Repurchase Agreement dated as of November 4, 2005, as amended by Amendment No. 2 to Master Repurchase Agreement dated as of November 16, 2005, as amended by Amendment No. 3 to Master Repurchase Agreement dated as of April 6, 2006, as amended by Amendment No. 4 to Master Repurchase Agreement dated as of April 26, 2006, and as further amended by that certain letter dated June 23, 2006 (collectively, each amendment and letter, together with the Original Agreement, the “Repurchase Agreement”), by and among Morgan Stanley Bank, the Company and the Subsidiaries. Among other things, the Amendment amends the Repurchase Agreement by increasing the maximum purchase amount from $200 million to $300 million. The foregoing description is qualified in its entirety by reference to the Amendment, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 which the Company intends to file in May 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

Date: February 16, 2007